                                                                  Exhibit (i)(3)


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP





We consent to the reference to our firm under the heading "Legal Counsel" in the statement of additional information included in Post-Effective Amendment No.4 to the Registration Statement on Form N-1A for Kelmoore Strategic Trust (File No.333-69365). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP





By: /s/ Kimberly J. Smith
    -----------------------
        Kimberly J. Smith

Washington, D.C.
June 26, 2000